STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 15, 2009

Job Number: C20090115-3679
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
00002151611-07	Articles of Incorporation	4 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20090115-3679
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002151611-07
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/15/2009 3:55 PM
	Entity Number E0022432009-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RUBY CREEK RESOURCES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: SIERRA CORPORATE SERVICES-RENO (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Brian Roberts (Name) Suite 400, 409 Granville Street (Street Address) — Vancouver, B.C. Canada (City) — State: — V6C 1T2 (Zip Code) 2) Ian Foreman (Name) Suite 400, 409 Granville Street (Street Address) — Vancouver, B.C. Canada (City) — State: — V6C 1T2 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Leo P. Bergin, Esq. (Name) — X [signature] (Incorporator Signature) 100 W. Liberty Street (Address) — Reno (City) — NV (State) — 89501 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 1-15-09 (Date)

This form must be accompanied by appropriate fees.

Continuation of Board of Directors
for RUBY CREEK RESOURCES, INC.
Page 1 of 1

1. Wayne Waters – Director
Suite 400, 409 Granville Street
Vancouver, B.C. Canada
V6C 1T2

End of Directors

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
RUBY CREEK RESOURCES, INC.
a Nevada corporation

The following provisions are hereby incorporated in Nevada Secretary of State Form NRS 78 Articles revised 7-1-08 (the "Form") for RUBY CREEK RESOURCES, INC., a Nevada corporation, as a part thereof.

With respect to Article 3, the following provisions are added:

Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

Section 3.2. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 3.3. Cumulative voting by any shareholder is denied.

Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. §§78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. §78.300. No amendment or repeal of this Article 9 applies to

or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

The provisions of Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION
OF RUBY CREEK RESOURCES, INC.]

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RUBY CREEK RESOURCES, INC.**, did on January 15, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 16, 2009.

ROSS MILLER
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20090115-3679